UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 6, 2012
Spherix Incorporated
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320
(Address of principal executive offices) 6430 Rockledge Drive, Suite 503, Bethesda, Maryland		(Zip Code) 20817
Registrant’s telephone number, including area code		301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events.

Spherix Incorporated (the “Company”) announced today that its Board of Directors has unanimously approved a reverse stock split of the Company’s common stock effective as of the close of business on September 21, 2012, at a ratio of one (1) new share for each existing twenty (20) shares.  In August 2012, the Company’s shareholders provided the Board of Directors authority to effect this reverse stock split.

The reverse stock split will become effective on September 21, 2012, upon the filing of a Certificate of Amendment with the State of Delaware.  A copy of the Certificate of Amendment is attached hereto as Exhibit 8.1.

A copy of the Company’s press release announcing the reverse stock split is attached as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01                                Financial Statements and Exhibits

Exhibit Number	Description

8.1	Certificate of Amendment

99.1	Press Release dated September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:	September 6, 2012